Exhibit 5

                           Opinion regarding Legality

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

PHL Variable Insurance Company
One American Row
Hartford, CT 06102-5056


Re   PHL Variable Accumulation Account
      PHL Variable Insurance Company
      Pre-Effective Amendment No 3 to Registration Statement No. 333-137802 filed on Form S-1

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Pre-Effective Amendment No. 3 to Registration Statement No. 333-137802 ("PEA No.3") filed on Form S-1 under the Securities Act of 1933 for PHL Variable Insurance Company's individual deferred annuity contract ("Contract").

As an attorney for PHL Variable Insurance Company ("PHLVIC"), I provide legal advice to PHLVIC in connection with the operation of its SEC registered and variable products. In this role I am familiar with PEA No.3 for the Contract. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

1. PHLVIC is a valid corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.


2. The Contract, when properly issued, is a legal and binding obligation of PHLVIC, enforceable in accordance with its terms and applicable state and federal law.



I hereby consent to the use of this opinion as an exhibit to PEA No. 3.


                        Yours truly,

                        By:      /s/ KATHLEEN A. McGAH
                        --------------------------------------------------------
                                 Kathleen A. McGah
                                 Vice President, Counsel and Assistant Secretary
                                 PHL Variable Insurance Company